Exhibit (d)(2)


                             SUB-ADVISORY AGREEMENT

                          NEUBERGER BERMAN EQUITY FUNDS

                        NEUBERGER BERMAN MANAGEMENT INC.
                                605 Third Avenue
                          New York, New York 10158-0006


Neuberger Berman, LLC
605 Third Avenue
New York, New York 10158-3698


Dear Sirs:

We have entered into a Management Agreement with Neuberger Berman Equity Funds ("Trust") with respect to several of its series ("Series"), as set forth in Schedule A hereto, pursuant to which we are to act as investment adviser to such Series. We hereby agree with you as follows:

      1. You agree for the duration of this Agreement to furnish us with such investment recommendations and research information, of the same type as that which you from time to time provide to your employees for use in managing client accounts, all as we shall reasonably request. In the absence of willful misfeasance, bad faith or gross negligence in the performance of your duties, or of the reckless disregard of your duties and obligations hereunder, you shall not be subject to liability for any act or omission or any loss suffered by any Series or its security holders in connection with the matters to which this Agreement relates.

      2. In consideration of your agreements set forth in paragraph 1 above, we agree to pay you on the basis of direct and indirect costs to you of performing such agreements. Indirect costs shall be allocated on a basis mutually satisfactory to you and to us.

      3. As used in this Agreement, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a)(4) and 2(a)(42), respectively, of the Investment Company Act of 1940, as amended.

      This  Agreement  shall  terminate   automatically  in  the  event  of  its
assignment, or upon termination of the Management Agreement between the Trust and the undersigned.

      This Agreement may be terminated at any time, without the payment of any penalty, (a) with respect to any Series by the Trustees of the Trust or by vote of a majority of the outstanding securities of such Series or by the undersigned on not less than sixty days' written notice addressed to you at your principal

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place of business;  and (b) by you,  without the payment of any penalty,  on not less than thirty nor more than sixty days' written notice addressed to the Trust and the undersigned at the Trust's principal place of business.

      This Agreement shall remain in full force and effect with respect to each Series listed in Schedule A on the date hereof until October 31, 2005 (unless sooner terminated as provided above) and from year to year thereafter only so long as its continuance is approved in the manner required by the Investment Company Act of 1940, as from time to time amended.

      Schedule A to this Agreement may be modified from time to time to reflect the addition or deletion of a Series from the terms of this Agreement. With respect to each Series added by execution of an addendum to Schedule A, the term of this Agreement shall begin on the date of such execution and, unless sooner terminated as provided above, this Agreement shall remain in effect to October 31 of the year following the year of execution and from year to year thereafter only so long as its continuance is approved in the manner required by the Investment Company Act of 1940, as from time to time amended.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

The foregoing is hereby accepted as of the date hereof.



                                    Very truly yours,

                                    NEUBERGER BERMAN MANAGEMENT INC.


                                    /s/Robert Conti
                                    ----------------------------------
                                    By: Robert Conti
                                    Title: Senior Vice President



                                    NEUBERGER BERMAN, LLC


                                    /s/Peter E. Sundman
                                    ----------------------------------
                                    By: Peter E. Sundman
                                    Title: Executive Vice President

                                    Date: November 3, 2003

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                                   SCHEDULE A

                     SERIES OF NEUBERGER BERMAN EQUITY FUNDS


Neuberger Berman Century Fund
Neuberger Berman Fasciano Fund
Neuberger Berman Focus Fund
Neuberger Berman Genesis Fund
Neuberger Berman Guardian Fund
Neuberger Berman International Fund
Neuberger Berman Manhattan Fund
Neuberger Berman Millennium Fund
Neuberger Berman Partners Fund
Neuberger Berman Real Estate Fund
Neuberger Berman Regency Fund
Neuberger Berman Socially Responsive Fund


Date: November 3, 2003